EXHIBIT 10.1

Resolution of Appointment

DOLAT VENTURES, INC.

(the “Company”)

RESOLUTIONS CONSENTED TO IN WRITING BY THE SOLE DIRECTOR OF DOLAT VENTURES INC. IN ACCORDANCE WITH THE PROVISIONS OF ITS BYLAWS

Present:      Nigar Lila

APPOINTMENT OF NEW MEMBER TO THE BOARD OF DIRECTORS

APPOINTMENT OF DIRECTORS

Whereas the Company wishes to appoint an additional director, Mr. Gary Tice has consented to accept the position as the Company director.

BE IT RESOLVED THAT the following person shall hold the position as a Director of the Company:

Mr. Gary Tice

FILING OF FORM 14f

BE IT RESOLVED THAT Form 14f be completed by any person appointed by Ms. Lila.

TERMINATION OF MEETING

UPON MOTION, IT WAS RESOLVED that the Meeting terminate.

We, the undersigned, being the Director of the Company, hereby consent to the foregoing resolutions.

DATED as of this 22nd day of September, 2009.

Nigar Lila